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                                                                      EXHIBIT 21

               CRAFTMADE INTERNATIONAL, INC. AND ITS SUBSIDIARIES



The following schedule lists the subsidiaries of Craftmade International, Inc., a Delaware corporation, as of August 31, 2000:


              Corporate Name                         State of Organization
              --------------                         ---------------------
Durocraft International, Inc.                                Texas
C/D/R Incorporated                                           Delaware
Trade Source International, Inc. (TSI)                       Delaware
TSI Prime Asia Limited (a wholly-owned
   subsidiary of TSI)                                        Hong Kong
Elitex Development Limited
   (a wholly-owned subsidiary of TSI)                        Hong Kong
Prime/Home Impressions, LLC
   (a 50% owned subsidiary of TSI)                           North Carolina
Design Trends, LLC
   (a 50% owned subsidiary of Craftmade)                     Delaware